Exhibit 1(b)

                DREYFUS 100% U.S. TREASURY INTERMEDIATE TERM FUND

                              ARTICLES OF AMENDMENT


     Dreyfus 100% U.S. Treasury Intermediate Term Fund, a business trust formed by an Agreement and Declaration of Trust dated May 14, 1993 pursuant to the laws of The Commonwealth of Massachusetts (the "Trust"), hereby certifies to the Secretary of State of The Commonwealth of Massachusetts that:

     FIRST: The Agreement and Declaration of Trust of the Trust is hereby amended by striking out Article I, Section 1 and inserting in lieu thereof the following:

                  "SECTION 1. NAME. This Trust
                  shall be  known as 'Dreyfus U.S. Treasury
                  Intermediate Term Fund.'"

     SECOND: The amendment to the Agreement and Declaration of Trust herein made was duly approved at a meeting of the Trustees of the Trust on January 12, 1998 pursuant to Article IX, Section 8 of the Agreement and Declaration of Trust.

     IN WITNESS WHEREOF, Dreyfus 100% U.S. Treasury Intermediate Term Fund has caused these Articles to be filed in its name and on its behalf by its Trustees.

                           DREYFUS 100% U.S. TREASURY INTERMEDIATE
                             TERM FUND


                           By:/s/ Joseph S. DiMartino
                              Joseph S. DiMartino, Trustee


                           By:/s/ Gordon J. Davis
                              Gordon J. Davis, Trustee


                           By:/s/ David P. Feldman
                              David P. Feldman, Trustee


                           By:/s/ Lynn Martin
                              Lynn Martin, Trustee


                           By:/s/ Daniel Rose
                              Daniel Rose, Trustee


                           By:/s/ Philip L. Toia
                              Philip L. Toia, Trustee


                           By:/s/ Sander Vanocur
                              Sander Vanocur, Trustee


                           By:/s/ Anne Wexler
                              Anne Wexler, Trustee


                           By:/s/ Rex Wilder
                              Rex Wilder, Trustee

STATE OF NEW YORK   )
                    :  ss:
COUNTY OF NEW YORK  )


     On this 12th day of January, 1998, before me personally appeared the above-named Trustees of the Trust, to me known, and known to me to be the persons described in and who executed the foregoing instrument, and who duly acknowledged to me that such Trustees had executed the same.


                                 /s/ Judy Nieves
                                   Notary Public